UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2023
Virgin Orbit Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40267	98-1576914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4022 E. Conant St. Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)
(562) 388-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORB	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VORBW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Current Report”) under the captions “Debtor-in-Possession Credit Agreement” and “Termination and Debrand Agreement; Termination of TMLA” is hereby incorporated by reference in this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth below in Item 1.03 of this Current Report under the caption “Termination and Debrand Agreement; Termination of TMLA” is hereby incorporated by reference in this Item 1.02.

Item 1.03 Bankruptcy or Receivership

Voluntary Petitions for Bankruptcy

On April 4, 2023 (the “Petition Date”), Virgin Orbit Holdings, Inc. (the “Company”) and its domestic subsidiaries, Virgin Orbit National Systems, LLC, Vieco USA, Inc., Virgin Orbit, LLC and JACM Holdings, Inc. (together with the Company, the “Debtors”), commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have requested that the Chapter 11 proceedings be jointly administered under the caption In re Virgin Orbit Holdings, Inc., et al. (the “Chapter 11 Cases”). The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://cases.ra.kroll.com/virginorbit, a website administered by Kroll Restructuring Administration, a third party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report.

Debtor-in-Possession Credit Agreement

Subject to the approval of the Bankruptcy Court, the Debtors expect to enter into a Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement (the “DIP Credit Agreement”) with Virgin Investments Limited (the “DIP Lender” or “VIL”), substantially in the form attached hereto as Exhibit 10.1.

If the DIP Credit Agreement is approved by the Bankruptcy Court as proposed, the DIP Lender would provide a super-priority senior secured debtor-in-possession term loan credit facility in an aggregate principal amount not to exceed $74.1 million (the “DIP Facility”), consisting of up to $31.6 million in principal amount of new money term loan commitments (the “DIP New Money Loans”) and a roll-up of (a) the senior secured convertible note in the principal amount of $10.9 million (the “New Money Bridge Note”) that was funded prepetition and (b) a portion of the VIL Notes, in each case as described below. Borrowings under the DIP Facility would be senior secured obligations of the Debtors, secured by a super-priority lien on the collateral under the DIP Facility, which includes substantially all of the Debtors’ assets. The DIP Credit Agreement contains various customary representations, warranties and covenants of the Debtors.

The New Money Bridge Note was funded on March 30, 2023 and will be converted into a separate tranche of the DIP Facility on the date on which the Bankruptcy Court issues an Interim DIP Order (as defined below). The New Money Bridge Note bears interest at a rate of 12.00% per annum (or 16.0% upon the occurrence and during the continuance of an event of default), payable monthly in arrears.

Upon the Bankruptcy Court’s entry of an interim order approving the DIP Facility (the “Interim DIP Order”), the DIP Lender will fund $12.25 million of DIP New Money Loans (the “Interim New Money Loans”). Upon the Bankruptcy Court’s entry of a final order approving the DIP Facility (the “Final DIP Order”), the DIP Lender shall fund an additional $15.15 million of DIP New Money Loans (the “Final New Money Loans” and, together with the Interim New Money Loans, the “New Money Loans”). The New Money Loans shall bear interest at a rate of 12.00% (or 16.0% upon the occurrence and during the continuance of an event of default) per annum, payable monthly in arrears.

The DIP Credit Agreement also permits, to the extent necessary, one or more additional fundings in an aggregate principal amount of up to $4.2 million from the DIP Lender, which shall be made available following entry of (A) an order approving severance payments to the Debtors’ employees (a “Severance Approval Order”) and (B) the Interim DIP Order (the “DIP Severance New Money Loans”). The DIP Severance New Money Loans may be drawn in one or more draws, in each case in an amount not to exceed the amount of severance payments due and payable and approved by the Bankruptcy Court (the “Approved Severance Payments”). The DIP Severance New Money Loans are to be used solely for Approved Severance Payments, which may or may not become necessary.

Pursuant to the DIP Facility, a portion of the VIL Notes (as defined below) would also be converted into a separate tranche of borrowings under the DIP Facility (the “Final Roll-Up Loans”), and shall bear interest at 18.00%, payable and compounded monthly in arrears. Additionally, 100% of the interest payable on the Final Roll-Up Loans shall be paid in-kind and added to the principal amount thereof.

The DIP Credit Agreement contains various customary events of default. During the continuance of an event of default, all overdue amounts of principal and interest under the DIP Facility will bear interest at the applicable rate, plus and an additional 4.00% per annum.

Fees and expenses under the DIP Facility include funding fees of (i) 3.00% of the aggregate principal amount of Interim New Money Loans due when issued, (ii) 3.00% of the aggregate principal amount of Final New Money Loans due when issued and (iii) 3.00% of the aggregate principal amount of Severance New Money Loans due when issued.

The DIP Credit Agreement also contains milestones for the progress of the Chapter 11 Cases (the “Milestones”), which include the dates by which the Debtors are required to, among other things, obtain certain orders of the Bankruptcy Court and consummate the Debtors’ emergence from bankruptcy. Among other dates set forth in the DIP Credit Agreement, the agreement contemplates that the Bankruptcy Court shall have entered the Interim DIP order no later than five (5) calendar days after the Petition Date and the Final DIP Order no later than thirty (30) calendar days after the Petition Date.
The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the DIP Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report) and incorporated by reference to this Item 1.03.

Termination and Debrand Agreement; Termination of TMLA

On April 2, 2023, in connection with the Company’s entry into the DIP Credit Agreement with VIL, the Company and Virgin Enterprises Limited (“VEL”) entered into a Termination and Debrand Agreement (the “Debrand Agreement”), pursuant to which the trademark license agreement, dated December 29, 2021, between the Company and VEL (the “TMLA”) was terminated as of April 2, 2023 and the parties agreed to carry out a debranding plan with respect to the marks, rights and other matters subject to the TMLA. Under the terms of the TMLA, the Company possessed certain exclusive and non-exclusive rights to use the name and brand “Virgin Orbit” and the Virgin signature logo.

The foregoing descriptions of the Debrand Agreement and the TMLA do not purport to be complete and are qualified in their entirety by the full text of the Debrand Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report, and incorporated by reference to this Item 1.03, and the full text of the TMLA, which was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following material debt instruments and agreements:

•the Senior Secured Convertible Note, dated November 4, 2022, between the Company and Virgin Investments Limited, for an aggregate principal amount of $25.0 million, plus accrued and unpaid interest thereon (the “November 2022 Note”);

•the Senior Secured Convertible Note, dated December 19, 2022, between the Company and Virgin Investments Limited, for an aggregate principal amount of $20.0 million, plus accrued and unpaid interest thereon (the “December 2022 Note”);

•the Senior Secured Convertible Note, dated January 30, 2022, between the Company and Virgin Investments Limited, for an aggregate principal amount of $10.0 million, plus accrued and unpaid interest thereon (the “January 2023 Note”);

•the Senior Secured Convertible Note, dated February 28, 2023, between the Company and Virgin Investments Limited, for an aggregate principal amount of $5.0 million, plus accrued and unpaid interest thereon (the “February 2023 Note”);
•the Senior Secured Convertible Note, dated March 30, 2023, between the Company and Virgin Investments Limited, for an aggregate principal amount of $10.9 million, plus accrued and unpaid interest thereon (together with the November 2022 Note, the December 2022 Note, the January 2023 Note and the February 2023 Note, the “VIL Notes”); and

•the Convertible Debenture, dated June 29, 2022, between the Company and YA II PN, Ltd.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointments

On March 31, 2023, VIL, the holder of 252,126,308 shares of Common Stock representing approximately 74.8% of the voting power of all then outstanding shares of voting stock of the Company entitled to vote at an election of directors, acting by written consent without a meeting, in accordance with the Company’s Certificate of Incorporation, authorized and approved the appointment of each of Alan Carr and Jill Frizzley to the Board, as Class I and Class III directors, respectively, effective March 31, 2023 (the “Effective Date”) for a term expiring at the Company’s 2025 annual meeting of stockholders and 2024 annual meeting of stockholders, respectively, or until such director’s respective successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

In connection with the appointment of Mr. Carr to the Board, Mr. Carr entered into an agreement (the “Carr Agreement”), pursuant to which Mr. Carr has agreed to serve as an independent director on the Board. The Carr Agreement provides for a fixed monthly cash fee of $45,000. The monthly cash fee is thereafter payable on the first of each month thereafter. This compensation is in lieu of the compensation Mr. Carr would otherwise be eligible to receive under the Company’s Non-Employee Compensation Program. The foregoing summary of the Carr Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.2 to this Current Report and incorporated in this Item 5.02 by reference.

In connection with the appointment of Ms. Frizzley to the Board, Ms. Frizzley and the Company entered into an agreement (the “Frizzley Agreement”), pursuant to which Ms. Frizzley has agreed to serve as an independent director on the Board. The Frizzley Agreement provides for provides for a fixed monthly cash fee of $45,000. This compensation is in lieu of the compensation Ms. Frizzley would otherwise be eligible to receive under the Company’s Non-Employee Compensation Program. The foregoing summary of the Frizzley Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.3 to this Current Report and incorporated in this Item 5.02 by reference.

Except as disclosed in this Current Report, there are no arrangements or understandings between either Mr. Carr or Ms. Frizzley and any other persons pursuant to which such director was appointed as a director. There are no family relationships between either Mr. Carr or Ms. Frizzley and any director or executive officer of the Company, and neither Mr. Carr nor Ms. Frizzley has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Officer Departure

As part of the Company’s previously announced workforce reduction, on March 30, 2023 Anthony Gingiss, the Company’s Chief Operating Officer, was informed that his position was being eliminated effective April 3, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders

The information set forth in the Item 5.02 of this Current Report regarding the matter submitted to a vote of the Company’s security holders is incorporated into this Item 5.07 by reference.

Item 7.01 Regulation FD Disclosure

On April 4, 2023, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of the federal securities laws. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this Current Report other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Chapter 11 Cases. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report, including but not limited to: the timing and outcome of the Chapter 11 Cases and the Company’s filing for relief under Chapter 11; the impact of the Chapter 11 Cases on the listing of the Company’s securities on the Nasdaq Stock Market; the impact of the Termination and Debrand Agreement on the Company’s business; and the factors, risks and uncertainties included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 as well as in the Company’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Information section of the Company’s website at www.virginorbit.com. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1†	Form of Debtor-in-Possession Credit Agreement
10.2†	Independent Director Agreement between the Company and Alan Carr
10.3†	Independent Director Agreement between the Company and Jill Frizzley
10.4†	Termination and Debrand Agreement between the Company and Virgin Enterprises Limited
99.1	Press Release, dated April 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Orbit Holdings, Inc.

Date:	April 4, 2023	By:	/s/ Dan Hart
		Name:	Dan Hart
		Title:	Chief Executive Officer